Exhibit 3.1     Certificate of Incorporation


                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PANAMA INDUSTRIES, LTD.", FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH, A.D. 1998, AT 9 O'CLOCK A.M.







                            [SEAL OMITTED]
                                             ___________________________________
                                             Edward J. Freel, Secretary of State



2865419   8100                                          AUTHENTICATION:  9746847

991190489                                                         DATE: 05-17-99

                          CERTIFICATE OF INCORPORATION
                                       OF
                            PANAMA INDUSTRIES, LTD.

         FIRST: The name of the corporation is: PANAMA INDUSTRIES, LTD.
         SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.
         THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.
         FOURTH: The total number of shares of stock which the corporation is authorized to issue is 5,000,000 shares having a par value of $0.0001 per share.
         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.
         SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.
         SEVENTH: In futherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.
         EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.
         NINTH: The incorporator is Mr. Chris De Prima, whose mailing address is 19480 SW 100 Loop, Dunnellon, FL 34432. The powers of the incorporator are to file this certificate of incorporation, approve the by-laws of the corporation and elect the initial directors.
         TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


         I, Chris De Prima, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this 25th day of February, 1998.

Signed and Attested to by:      /s/ Chris De Prima
                          -------------------------------
                          Chris De Prima, Incorporator
                          PANAMA INDUSTRIES, LTD.




    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/02/1998
   981079009 - 2865419